EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 000-51801) of Rosetta Resources Inc. of our report dated April 19, 2006 relating to the combined financial statements of the Domestic Oil and Natural Gas Properties of Calpine Corporation and Affiliates as of December 31, 2004, and for the six months ended June 30, 2005 and each of the two years in the period ended December 31, 2004 (predecessor), which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

April 19, 2006